Exhibit 4.2

[FORM OF FLOATING RATE GLOBAL NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY, TO THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. A-[__]	$_________

CUSIP: 437076 CY6

ISIN NUMBER: US437076CY68

The Home Depot, Inc.

Dated: June 25, 2024

Floating Rate Note due December 24, 2025

The Home Depot, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________ DOLLARS ($_________) at the Company’s office or agency for said purpose in New York City, on December 24, 2025 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, calculated as set forth below and payable quarterly on March 24, June 24, September 24 and December 24 (each an “Interest Payment Date”) of each year, commencing on September 24, 2024, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities of this series has been paid or duly provided for or, if no interest on the Securities of this series has been paid or duly provided for, from the date hereof. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on March 9, June 9, September 9 or December 9, as the case may be, immediately preceding the relevant Interest Payment Date (the “Regular Record Date”) whether or not such day is a Business Day, provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder’s last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose. If and for so long as all of the Securities of this series are represented by Securities in global form, the principal of, premium, if any, and interest on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.

This Security shall bear interest at a floating rate per annum equal to Compounded SOFR (as defined below) plus 0.330%. The interest rate on the floating notes will be reset on the first day of each interest period other than the initial interest period. However, interest on the maturity date will be payable to the person to whom the principal will be payable. Interest on the Securities will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below).

If any Interest Payment Date, Change of Control Payment Date (as defined below) or the maturity date of the Securities is not a business day, then payment of principal and interest will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Change of Control Payment Date or maturity date, as the case may be, to the date payment is made. A “business day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

As further described below, on each Interest Payment Determination Date (as defined below) relating to the applicable Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the Securities for each interest period by multiplying (i) the outstanding principal amount of the Securities by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Securities be less than zero.

The term “interest period,” means (i) the period from and including the most recent Interest Payment Date (or, with respect to the initial interest period only, from and including June 25, 2024) to, but excluding, the next succeeding Interest Payment Date, (ii) in the case of the last such period, from and including the Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date or (iii) in the event of a Change of Control Payment, the period from and including the Interest Payment Date immediately preceding the Change of Control Payment Date to, but excluding, the Change of Control Payment Date.

“Compounded SOFR,” with respect to any interest period, means a daily compounded rate of return computed in accordance with the formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.876541% (or ..09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655))):

where:

• “d0,” for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

• “i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

• “SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR in respect of that day “i”;

• “ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

• “d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)            the Secured Overnight Financing Rate published by the New York Federal Reserve as such rate appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)            if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s website.

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days (as defined below) before each Interest Payment Date (or, in the final interest period, before the maturity date or, in the case of a Change of Control Payment, before the Change of Control Payment Date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date of such relevant interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date or, in the case of a Change of Control Payment, preceding the Change of Control Payment Date).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website (each as defined below).

“SOFR Administrator” means the Federal Reserve Bank of New York (“FRBNY”) (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Securities, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Securities.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Securities will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

Effect of Benchmark Transition Event

(1)            Benchmark Replacement. If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities in respect of such determination on such date and for all determinations on all subsequent dates.

(2)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time, without the consent of the holders or beneficial owners of the Securities.

(3)            Decisions and Determinations. Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•      will be conclusive and binding absent manifest error;

•      if made by the Company, will be made in its sole discretion;

•      if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and

•      notwithstanding anything to the contrary in the documents relating to the Security, including the indenture, shall become effective without consent from the holders of the Security or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be its affiliate) on the basis as described above. The calculation agent shall not select the Benchmark Replacement and will have no liability for not making any such determination, decision or election.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant Reference Time with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)            the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S.-dollar-denominated Securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)            the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated Securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time,” with respect to any determination of the Benchmark, means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on this Security for each interest period will be determined by the calculation agent. The Trustee will be initially serving as the calculation agent; however, the Company may change the calculation agent at any time without notice and the Trustee may resign as calculation agent at any time with prior written notice to the Company. The calculation agent will, upon the request of any holder of the Security, provide the interest rate then in effect with respect to the Security. All calculations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us, the holders of the Security, the Trustee, the paying agent, the registrar and the calculation agent. None of the Trustee, the paying agent or the calculation agent shall have any responsibility to determine whether any manifest error has occurred, and in the absence of notice from the Company, may conclusively assume that no manifest error exists and shall suffer no liability in so assuming. So long as Compounded SOFR is required to be determined with respect to the Security, there will at all times be a calculation agent. In the event that any then-acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail to duly establish Compounded SOFR for any interest period, or that the Company propose to remove such calculation agent, the Company will appoint another calculation agent.

None of the Trustee, the paying agent, the registrar or the calculation agent shall be under any obligation to:

•      monitor, determine or verify the unavailability or cessation of SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date;

•      to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied;

•      to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index; or

•      to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark.

In connection with the foregoing, each of the Trustee, the paying agent, the registrar and the calculation agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.

None of the Trustee, the paying agent, the registrar or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Security as a result of the unavailability of SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Security and reasonably required for the performance of such duties. None of the Trustee, the paying agent, the registrar or the calculation agent shall be responsible or liable for the Company’s actions or omissions or for those of its designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, the paying agent, the registrar or the calculation agent be under any obligation to oversee or monitor the Company’s performance or that of its designee.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE HOME DEPOT, INC.

By:
Name:	Isabel C. Janci
Title:	Vice President – Investor Relations and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Date: June 25, 2024

[Signature Page to Floating Rate Global Security]

REVERSE OF SECURITY

The Home Depot, Inc.

Floating Rate Note due December 24, 2025

This Security is one of a duly authorized issue of debt securities of the Company, issued or to be issued in one or more series pursuant to an indenture dated as of May 4, 2005 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Securities of this series.

This Security will bear interest until the Maturity Date at the rate per annum described and as determined on the face hereof. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest on this Security, at the same rate. The Company hereby initially designates the Corporate Trust Office of the Trustee in New York City as the office or agency to be maintained by it where this Security may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Company in respects of this Security or the Indenture may be served.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to this series of Securities, the principal of all the outstanding Securities of this series may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities of this series then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities of this series. Any consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security of this series which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities.

Notwithstanding the foregoing, without the consent of any holder of Securities of this series, the Company and the Trustee may amend or supplement the Indenture or the Securities of this series to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, to provide for the assumption of the Company’s obligations to holders of Securities of this series in the case of a transaction described in Section 10.01 of the Indenture, to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee, to make any change that would provide any additional rights or benefits to the holders of Securities of this series or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

No reference herein to the Indenture and no provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

The Securities of this series are issuable only as registered Securities without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof.

At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture and this Security, Securities of this series may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations.

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of this series of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Default in the performance, or breach, of the covenant set forth under “Offer to Repurchase Upon a Change of Control” will be an “Event of Default” under Section 5.01 of the Indenture, and the covenant set forth under such section will be subject to defeasance in accordance with Section 12.03 of the Indenture.

The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon and for all other purposes, and none of the Company, the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

The Securities of this series are subject to defeasance as described in the Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any Indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture is hereby incorporated by reference and, to the extent of any conflict between the provisions hereof and the Indenture, the Indenture shall control. Terms used but not defined herein have the meanings assigned to such terms in the Indenture.

This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

Optional Redemption

The Securities of this series are not redeemable prior to maturity.

Offer to Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs, holders of the Securities of this series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased plus accrued and unpaid interest, if any, on the Securities of this series repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Securities of this series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Securities of this series or portions of such Securities properly tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of such Securities properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of such Securities being purchased.

“Below Investment Grade Rating Event” means the Securities of this series are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than the Company or one of its Subsidiaries; or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Company’s voting stock.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print or typewrite name and address including zip code of assignee of the within Security:

and all rights thereunder, hereby irrevocably constituting and appointing                                      to transfer said Security on the books of the Company with full power of substitution in the premises.

By:
Date:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of the Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian